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                                                                    EXHIBIT 23.5



November 15, 1996



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Richard P. Kerbert


Chief Financial Officer


Phonetel Technologies, Inc.


1127 Euclid Avenue, Suite 650


Cleveland, Ohio 44115-1601



Dear Richard:



     I hereby consent to the use by Phonetel Technologies, Inc. in the Prospectus constituting a part of its Form SB-2 registration statement of my audit report dated April 24, 1996 relating to the financial statements of International Payphones, Inc. (a Tennessee Corporation) as of and for the years ended December 31, 1995 and 1994.



     I also consent to the reference to our firm as "experts" in accounting and auditing.



Sincerely yours,



/s/  ERNEST M. SEWELL, CPA


Ernest M. Sewell, CPA